For Immediate Release:

February 17, 2016

Quest Solution Reports Preliminary Revenues for

Fiscal Year 2015 and Reaffirms 2016 Goals

EUGENE, OR, February 17, 2016 – Quest Solution, Inc. (OTCBB: QUES), a leading provider of software and hardware mobility solutions, today released preliminary unaudited revenues for the full year 2015, ending December 31, 2015.

Gilles Gaudreault, Chief Executive Officer of Quest Solution, Inc, commented, “This was a milestone year for Quest, involving two transformative mergers, robust organic growth and reaching profitability. Our preliminary unaudited fourth quarter results are within guidance, and we are encouraged by the improved sales mix involving a growing percentage of software and services. This improving mix is driving margin expansion, and with ample cross-selling opportunities in development, we are increasingly confident that 2016 will represent a breakout year for the combined company.”

Preliminary results for the year and 2016 outlook:

●	Preliminary unaudited revenues for the year 2015 are approximately $63 – 63.5 million, in-line with previously provided guidance.

●	In addition, Quest booked approximately $8 million in deferred revenue during 2015, representing sold service contracts, with most of the cash already received, and most of this deferred revenue will be recognized over the next three years.

●	As noted earlier in the fourth quarter, the company completed the redemption and cancellation of 900,000 common shares from the former founder of the company

●	Management is currently focused on unlocking the many merger-related synergies and integration initiatives related to the combination with ViascanQData.

●	The Company’s revenue outlook for 2016 suggests the strongest year ever for the company from the perspective of revenue, margin and product mix

Mr. Gaudreault added, “This was a productive quarter for us, and while we had a number of normal acquisition and financing distractions with new partners and the combination with the Canadian entity, we are excited about what 2016 holds for us.”

Scot Ross, Chief Financial Officer of Quest Solution, Inc. added, “Our independent auditors have been working diligently in our multiple locations. The acquisition integration process is well underway and the executive team is focused on looking at potential synergies, reducing duplicative costs and continuing to seek new and innovative ways of delivering the services and products of the combined companies. Profitability metrics and audited financial results will not be available until we have completed our annual audit and prepared our Form 10-K, but we wanted to provide our preliminary revenue figures to our shareholders. We expect to file our 10-K with the U.S. Securities and Exchange Commission on or before the March 30, 2016 deadline.”

About Quest Solution, Inc

Quest Solution, Inc. is a North American mobility and data collection systems integrator with a focus on design, deployment and support of fully integrated mobile solutions. Quest also has a complete offering for the barcode labels market, including printers and supplies. The Company focuses on supply chain optimization and offers end to end solutions that include hardware, software, communications and full lifecycle management services. Quest’s customers are typically Fortune 500 companies from the retail, manufacturing, transportation and healthcare industries.

Additional information about the Company and investor presentations is available at http://questsolution.com/investors

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “anticipate, ” “outlook, ” “focus, ” “suggests,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to successfully integrate its acquisitions and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding first quarter 2016 revenues and revenue outlook for 2016, synergies and integration of the combined companies, margin expansion and cross-selling opportunities, cost reduction and product and service delivery. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

The revenues presented in this press release are preliminary and may change. This preliminary financial information has been prepared by management, and the Company’s independent accountants have not completed their audit of such financial information. There can be no assurance that the Company’s actual results for the periods presented herein will not differ from the preliminary financial data presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods.

Investor Relations & Financial Media:

Investor Contact:

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com

or

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

SOURCE: Quest Solution, Inc.